Commission File No. 0-23737

                    SCHEDULE  14A  INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                   SILVER RAMONA MINING COMPANY
         (Name of Registrant as Specified in its Charter)

                   SILVER RAMONA MINING COMPANY
             (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(4) and 0-11.

               (1)  Title of each class of securities to which transaction
          applies:   n/a
               (2)  Aggregate number of securities to which transaction
          applies:   n/a
               (3)  Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:   n/a.
               (4)  Proposed maximum aggregate value of transaction:   n/a
     (5)  Total fee paid:  -0-

[ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date filed:


                  SILVER RAMONA MINING COMPANY
                     211 West Elder Avenue
                      Kellogg, Idaho 83837

                        February 28, 2000



Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Silver Ramona Mining Company on Monday, February
28, 2000, at 2:30 p.m. local time at The Wallace Inn, 100 Front
Street, Wallace, Idaho.

     Those matters expected to be acted upon at the meeting are described in detail in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

     All stockholders are cordially invited to attend the Meeting in person. Your participation at this meeting is very important, regardless of the number of shares you hold. Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy promptly. If you attend the meeting, you may revoke your proxy and vote your shares in person.

     We look forward to seeing you at the Meeting.


                              Sincerely,



                              Robert S. Turnbow
                              President and Chief Executive
                              Officer



                  SILVER RAMONA MINING COMPANY

           NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                  TO BE HELD FEBRUARY 28, 2000


To our Stockholders:

     NOTICE is hereby given that on Monday, February 28, 2000, Silver Ramona Mining Company (the "Company") will hold a Special Meeting of Stockholders (the "Meeting") at The Wallace Inn, 100 Front Street, Wallace, Idaho. The Meeting will begin at 2:30 p.m. local time. At the Meeting, stockholders will be asked:

     1. To consider and vote upon a proposal to empower the Board of Directors to take the necessary corporate action to relocate the domicile of incorporation of the Company from the State of Idaho to the State of Delaware and to prepare and file with the appropriate authorities all requisite documents and reports.

     2. To consider and vote upon the proposal to effect a reverse stock split of the Company's issued and outstanding Common Stock on an up to one (1) share for
          3.815968 shares basis.

     3. To consider and vote upon the proposal to amend the Company's Articles of Incorporation and change the authorized capitalization to 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock.

     Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

          PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IMMEDIATELY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING
     OF STOCKHOLDERS

                         By Order of the Board of Directors,




                              Dale B. Lavigne, Secretary

Kellogg, Idaho
January 31, 2000


                  SILVER RAMONA MINING COMPANY
                     211 West Elder Avenue
                      Kellogg, Idaho 83837

                        PROXY STATEMENT

                SPECIAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Special Meeting of Stockholders (the "Meeting") of Silver Ramona Mining Company (the "Company") to be held on Monday, February 28, 2000 at 2:30 p.m. local time at The Wallace Inn, 100 Front Street, Wallace, Idaho, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder anytime before it is voted. For more information concerning the procedure for revoking the proxy see "General". This Proxy Statement is first being mailed to stockholders on or about January 31, 2000.

    Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of, and to vote at, the Meeting. At the record date, there were 1,907,984 shares of the Company's Common Stock (the "Common Stock") outstanding and each share is entitled to one vote at the Meeting.

    Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated on thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

Matters to be Considered at the Meeting

    Stockholders will be asked to consider and act upon three proposals at the Meeting. The first proposal is to change the domicile of incorporation of the Company from the State of Idaho to the State of Delaware by way of a "migratory merger." The sole purpose of such a merger is to change the Company's state of domicile. The merger would not involve any change in the business, properties, management or capital structure of the Company, except as otherwise set forth herein. The second proposal is to effect a reverse stock split of the Company's issued and outstanding Common Stock on a one share for 3.815968 shares basis. The reverse stock split, if approved, will be effective on a date to be established by the Board of Directors. The third proposal is to amend the Company's Articles of Incorporation and change the authorized capitalization to 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock.

    The matters to be considered at the Meeting have great significance to the stockholders because, if approved, the Company would relocate its domicile of incorporation to the State of Delaware. This could result in the change of stockholder rights of the Company's current stockholders. Also, if the one share for
3.815968 shares reverse stock split is approved and effected, the total number of shares owned by each stockholder will be reduced accordingly. Further, by authorizing additional Common Stock and Preferred Stock, stockholders may experience future dilution if and when these securities are issued. Stockholders are urged to carefully consider the information presented in this Proxy Statement.

Record Date and Voting Securities

    The Company's securities entitled to vote at the Meeting consist of Common Stock, par value $.10 per share. Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of and to vote at the Meeting. At the record date, the Company had outstanding 1,907,984 shares of Common Stock which were owned by approximately 297 stockholders.

    Each holder of record of Common Stock on the record date is entitled to one vote per share on each proposal presented at the Meeting, exercisable in person or by proxy. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding present in person or represented by proxy is required for approval of each proposal to be voted upon at the Meeting.

    Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated on thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

    Abstentions will be treated as present and entitled to vote at the Meeting. Therefore, abstentions will be counted in determining whether a quorum is present and will have the effect of a vote against a matter. A broker non-vote on a matter (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary power to vote on a particular matter) is considered not entitled to vote on that matter and, therefore, will not be counted in determining whether a quorum is present or whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, to the best knowledge of the Company, as of January 28, 2000, with respect to each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, each director and all directors, officers and principal stockholders as a group.

Name and Address                  Amount and Nature of          Percent
of Beneficial Owner               Beneficial Ownership        of Class(1)
Dale B. Lavigne*                           299,500                15.7%
  Box A
  Osburn, ID 83849
Lewis J. Lavigne*                          300,000                15.7%
  HC-01 Box 188
  Kellogg, ID 83837
Duane E. Little*                           300,000                15.7%
  211 West Elder
  Kellogg, ID 83837
Robert S. Turnbow*                         300,000                15.7%
  111 West Elder
  Kellogg, ID 83837
All directors and officers               1,199,500                62.8%
  a group (4 persons)

      *   Director and/or executive officer
          Note:     Unless otherwise indicated in the footnotes below, the
          Company has been advised that each person above has sole voting power over the shares indicated above.

               (1) Based upon 1,907,984 shares of Common Stock outstanding on January 28, 2000.

PROPOSAL ONE

                        CHANGE OF DOMICILE

     The Board of Directors has proposed that the Company proceed to change its domicile of incorporation from the State of Idaho to the State of Delaware. It is therefore proposed that the Board be empowered to proceed with all necessary corporate action and be authorized to execute and file all necessary documentation, including Articles of Incorporation and By-Laws, with the appropriate agency in order to facilitate the change of domicile. A copy of the proposed Articles of Incorporation is included herewith as Attachment "A".

General

     To facilitate the change of domicile, the Board of Directors has recommended the adoption of the Agreement and Plan of Merger attached to this Proxy Statement as Attachment "B", pursuant to which the Company will be merged into Silver Ramona Mining, Inc., a Delaware corporation (the "Delaware Company"). Under the terms of the Merger, each outstanding share of the Company's Common Stock, $.001 par value per share (post-split), will be converted into one share of the Delaware Company's Common Stock, $.001 par value per share.

     The principal purposes of the Merger are (i) to change the state of incorporation of the Company from Idaho to Delaware and
(ii) to adopt certain changes to the Company's charter documents. The Merger will not involve any change in the business, properties, management or capital structure of the Company. Upon the effective date of the Merger, the Delaware Company will be the continuing corporation and will own all of the assets and will be responsible for all of the liabilities of the Company. The Delaware Company will continue the Company's business under the name Silver Ramona Mining, Inc., and the Idaho corporation will cease to exist.

    For many years the State of Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the Delaware General Corporation Law ("DGCL") and establishing public policies with respect to corporations incorporated in Delaware.

     Consequently, Delaware corporation law is comparatively well known and understood. It is anticipated that, as in the past, Delaware corporation law will continue to be interpreted and explained in a number of significant court decisions. Stockholders should be aware, however, that Delaware law has been publicly criticized on the grounds that it does not afford minority stockholders all the same substantive rights and protections that are available under the laws of a number of other states (including Idaho) and that, as a result of the proposed Merger, the rights of stockholders will change in a number of important respects. The Board of Directors believes that the advantages of the Merger to the Company and its stockholders substantially outweigh its possible disadvantages.

     The Company's Idaho charter documents are proposed to be amended to authorize a class of Preferred Stock. The Delaware Company will also have authorized an identical class of Preferred Stock which may have rights and preferences superior to common stock. The Preferred Stock may be used in acquisitions or to obtain financing. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without any action by the stockholders. The Company believes such protection is important in order to promote the longer term stability of the Company. The Company is not aware of any current efforts by any person to take control of the Company.

Results of the Change to Delaware

     Summarized below are the principal differences between the Idaho Business Corporations Act ("IBCA") and the DGCL which may affect the interests of stockholders. This summary does not purport to be a complete statement of the differences between the IBCA and the DGCL and related laws affecting stockholders' rights, and the summary is qualified in its entirety by reference to the provisions of these laws. Stockholders of the Company are advised to consult with their own legal counsel regarding all such matters.

     Control Share Acquisition. Idaho's Control Share Acquisition Law defines a control acquisition as one involving the acquisition of 20 percent (20%) or more of the voting stock of an "issuing public corporation." An issuing public corporation is a corporation which has more than 50 stockholders and is either incorporated under the laws of Idaho or (i) has a place of business or its principal executive office located in Idaho, (ii) owns or controls assets located within Idaho that have a fair market value of at least $1,000,000, (iii) has more than 250 employees residing in Idaho, and (iv) has either (x) more than 10% of its stockholders resident in Idaho, or (y) more than 10% of its shares owned of record by Idaho residents. An entity which acquires control shares (i.e., the right to vote more than 10% of the voting power of the corporation in the election of directors) must obtain the approval of 66 2/3% of the outstanding disinterested shares (i.e., of the shares neither controlled by management nor the acquiror) in order to have the right to vote them. Delaware does not have a similar statute.

     Business Combination: Idaho's Business Combination Law generally prohibits an issuing public corporation (as defined above) from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, or (ii) on or after such date the business combination is approved by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder. After three years have elapsed, a business combination in lieu of the vote of disinterested stockholders can be effectuated in the normal fashion if it meets certain fair pricing provisions.

     A "business combination" generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation.

     Delaware law generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder,
(ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A "business combination" generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation's voting stock within three years.

     Appraisal Rights: Idaho law provides stockholders with appraisal rights in more situations than does Delaware law. Under Idaho law, a stockholder may be entitled to appraisal when the stockholders vote (i) to merge or consolidate with other corporations, or (ii) to sell or exchange all or substantially all of its property and assets. Delaware, for example, does, not permit appraisal rights in the event of certain mergers for the shares of any class or series which are listed on a national stock exchange or which are held of record by more than two thousand stockholders.

     Loans to Directors: Under Idaho law, loans to directors are generally prohibited unless approved by a majority of stockholders. Delaware law permits loans to directors if approved by the Board of Directors; stockholder approval is not required.

     Employee Stock Options: Idaho law forbids Idaho corporations to grant stock options to directors, officers or employees unless stockholder approval is obtained. Delaware law permits the grant of such options upon Board approval.

     Special Meetings of Stockholders: Idaho law allows a special meeting of stockholders to be called by 1/5 of the shares entitled to vote thereon. Delaware law allows a corporation to determine the number of shares needed to call a special meeting.

     Action by Stockholders without Meeting: Under Idaho law, stockholders' actions taken without a meeting require unanimous consent. Delaware law permits any action which may be taken at any annual or special meeting of stockholders, to be taken without a meting, without prior notice and without a vote, if written consents setting forth such action to be taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting. Prompt written notice of the action taken shall be sent to those stockholders that have not given their written consent and who otherwise would have been entitled to vote on the action.

Summary of Provisions of the Delaware Company's Charter Documents

     In addition to the changes in stockholders' rights resulting in the change from Idaho law to Delaware law, the Delaware Company's Certificate of Incorporation and By-laws contain certain differences from the Company's Articles of Incorporation. This summary does not purport to be a complete statement of the differences between the Company's Articles of Incorporation and the Delaware Company's Certificate of Incorporation, and the summary is qualified in its entirety by reference to the provisions of these documents.

     Stockholders of the Company are advised to consult with their own legal counsel regarding all such matters.

     The foregoing objectives will be accomplished through a "migratory merger", some of the principal features of which are as follows.

     (1) The Company will be merged into the Delaware Company, which will be the survivor of the Merger.
     (2) The Merger is not intended to effect any change in the business, property, management or capitalization of the Company.
     (3) Subject to the applicable provisions regarding appraisal rights of the Company's stockholders who file a written objection to the Merger, each share of the Company's Common Stock issued and outstanding on the effective date of the Merger will automatically become one share of Common Stock of the Delaware Company.
     (5) For Federal income tax purposes, no gain or loss will be recognized by the Company's stockholders, except those who exercise their appraisal rights.
     (6) The Delaware Company will succeed to the business of the Company, and the stockholders of the Company will become stockholders of the Delaware Company.
     (7) The rights of the Company's stockholders, who upon consummation of the Merger will become stockholders of the Delaware Company, will be governed by the laws of the State of Delaware and by the terms and provisions of the Certificate of Incorporation and By-laws of the Delaware Company.
     (8) The officers and Directors serving the Company on the Effective Date of the Merger will thereupon hold the same offices with the Delaware Company.

Appraisal / Dissenters' Rights

     Stockholders have the right to dissent from the Merger and to demand and receive appraisal rights for their shares of Common Stock in the Company by complying with the requirements of Section 30-1-81 of the Idaho Business Corporation Act. See "Right to Dissent and Appraisal Rights of Stockholders Objecting to the Proposed Merger."

     The discussion contained in this Proxy Statement is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is attached hereto as Attachment "B", and to the Certificate of Incorporation of the Delaware Company, a copy of which is attached hereto as Attachment "A".

The Merger

     It is presently anticipated that the date on which the Merger will be consummated (the "Effective Date of the Merger") will be approximately March 6, 2000 or as soon thereafter as practicable.

     Upon the Effective Date of the Merger each share of Common Stock of the Company will be converted automatically into one share of Common Stock of the Delaware Company (post-split) and thereafter the outstanding certificates for shares of the Company's Common Stock will represent the same number of shares of Common Stock of the Delaware Company. The Company's existing stock certificates will be deemed to represent the same number of the Delaware Company's shares as were represented by the existing stock certificates prior to the Merger and it will not be necessary for stockholders to exchange their existing stock certificates for new stock certificates. Following the Merger, previously outstanding stock certificates will constitute "good delivery" in connection with sales through a broker, or otherwise, of shares of the Delaware Company.

Federal Tax Consequences

     Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances. The Merger is intended to constitute a reorganization under Section 368(a)(1) of the Internal Revenue Code. For federal income tax purposes, no gain or loss will be recognized by the stockholders (other than stockholders who exercise their appraisal rights) of the Company on the automatic conversion of their shares of the Company into shares of the Delaware Company as a result of the Merger. Each stockholder (other than objecting stockholders) will have a basis in shares of the Delaware Company equal to the basis in the stockholder's shares of the Company immediately prior to the Effective Date of the Merger and the stockholder's holding period of shares of the Delaware Company will include the period during which the stockholder held the corresponding shares of the Company provided such shares were held by the stockholder as a capital asset on the Effective Date of the Merger. No gain or loss will be recognized by the Company or by the Delaware Company as a result of the Merger. The receipt of cash in exchange for their shares by objecting stockholders will be a taxable event to such stockholders. Each stockholder is advised to consult his or her attorney or tax advisor as to the Federal, state or local tax consequences of the proposed Merger in view of his or her individual circumstances.

Capital Stock of the Delaware Company

     Common Stock

     The Common Stock of the Delaware Company will identical to that of the Company following the reverse stock split and the change in authorized capitalization. Holders of the Common Stock vote as one class on all matters, including the election of directors, to be voted on by the Delaware Company's stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so.

     Holders of the Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Delaware Company's Board of Directors out of funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the Delaware Company, holders of Common Stock are entitled to share ratably in all assets available for distribution to holders of Common Stock. Holders of the Common Stock have no preemptive rights. The shares of Common Stock to be issued in the Merger will be, when issued as set forth in this Proxy Statement, validly issued, fully paid and nonassessable.

     Preferred Stock

     The Delaware Company will be authorized to issue 10,000,000 shares of Preferred Stock. The Board of Directors of the Delaware Company will be authorized, without any further action by the stockholders, to determine the voting rights, dividend rights, dividend rates, liquidation preferences, redemption provisions, sinking fund terms, conversion or exchange rights and other rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock and the number of shares constituting any such series. In addition, such Preferred Stock could have other rights, including economic rights senior to the Common Stock, so that the issuance of such Preferred Stock could adversely affect the market value of the Common Stock. The issuance of Preferred Stock may also have the effect of delaying, deferring or preventing a change in control of the Delaware Company without any action by the stockholders. The Preferred Stock may be used in acquisitions or to obtain financing. There are no current plans to issue any Preferred Stock.

Appraisal/Dissenters' Rights

     Stockholders of the Company's Common Stock who follow the procedures set forth in Sections 30-1-1301 through 30-1-1331 of the Idaho Code, copies of which are annexed hereto as Attachment "C" and by this reference made a part hereof, may be entitled to dissent from the Merger, and to obtain payment for their shares of the Company's Common Stock.

     The following summary of the Idaho Code as it relates to dissenters' rights is not intended to be a complete statement such provisions and is qualified in its entirety by the reference to the copy of the applicable sections of the Idaho Code annexed hereto.

     Any stockholder who wishes to dissent to the change of domicile and obtain payment for their shares must deliver to the Company before the vote is taken written notice of their intent to demand payment for their shares if the proposed action is effectuated, and the stockholder must not vote their shares in favor of the proposed action. If a stockholder does not satisfy these requirements, they are not entitled to exercise their dissenters' rights and to receive payment for their shares.

     If the proposed corporate action is approved by the required vote at a meeting of stockholders, the Company shall, within ten days after the corporate action was taken, deliver to those stockholders that have given prior written notice of their intent to dissent and have refrained from voting in favor of the proposed action, a written notice which must:

          (a) State where the demand for payment must be sent and where and when certificates for certificated shares must be deposited;

          (b) Inform holders of uncertificated shares to what extent transfer of shares will be restricted after the payment demand is received;

          (c) Supply a form for demanding payment which includes the date of the first announcement to news media or to stockholder of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not they acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice by the Company is delivered; and

          (e) Be accompanied by a copy of the applicable Sections of the Idaho Code.

     A stockholder who fails to demand payment, or fails to deposit certificates, as required by the notice pursuant to Section 30-1-1322, shall have no right to receive payment for their shares. Dissenters shall retain all other rights of a stockholder until these rights are modified by effectuation of the proposed corporate action.

     Within sixty (60) days of the date set for demanding payment and depositing certificates, if the Company has not effectuated the proposed corporate action and remitted payment for shares as provided hereinabove, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     Immediately upon effectuation of the proposed corporate
action, or upon receipt of demand for payment if the corporate action has already been effectuated, the Company shall remit to dissenters who have made demand and have deposited their
certificates, the amount which the Company estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:

          (a) the Company's Closing balance sheet and statement of income for a fiscal year ending not more than sixteen (16) months before the date of remittance, and income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

          (b) A statement of the Company's estimate of fair value for the shares;

          (c)  A statement of how the interest was calculate;

          (d) A statement of the dissenter's right to demand supplemental payment; and

          (e)  A copy of the applicable Sections of the Idaho Code.

     If the Company fails to remit or if the dissenter believes that the amount remitted is less than the fair value of the shares, they may send the Company their own estimate of the value of the shares and demand payment for the deficiency. If the dissenter does not file such estimate within thirty (30) days after the Company's mailing of its remittance, they shall be entitled to no more than the amount remitted.

Approval Required

     The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed Merger. Officers and directors of the Company owning in the aggregate approximately 63% of the outstanding shares entitled to vote have indicated that they intend to vote for the proposed Merger. The Board of Directors believe that the change in domicile of incorporation will enable the Company to benefit from the widely recognized and more established corporate laws of Delaware. Certain stockholder rights may vary from the State of Idaho to the State of Delaware, however management believes that stockholders' rights will not be materially and adversely affected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE PROPOSAL TO CHANGE THE CORPORATE DOMICILE OF THE COMPANY.

PROPOSAL  TWO

                       REVERSE STOCK SPLIT

     The Board of Directors has proposed that the stockholders approve the proposal to effect a reverse stock split of the Company's current issued and outstanding Common Stock on a one (1) share for 3.815968 shares basis. All fractional shares will be rounded to the next higher whole share.

     Assuming stockholders approve the reverse stock split at the Meeting, current stockholders of the Company's Common Stock will own approximately 500,000 shares (post-split), without giving effect to the rounding up of fractional shares. The Board of Directors will be empowered to set the effective date of the reverse stock split as deemed appropriate, taking into consideration the other matters to be acted on at the Meeting. Management believes that the reverse stock split will result in a stock price in a more desirable range, should a trading market develop for the shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
PROPOSAL TO EFFECT THE REVERSE STOCK SPLIT.


PROPOSAL THREE

                     INCREASE CAPITALIZATION

     The Board has adopted, subject to stockholders' approval, an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 to 50,000,000 shares and to authorize 20,000,000 shares of Preferred Stock, for the reasons discussed below. A copy of the proposed amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix "B".

     The Company currently has 3,000,000 authorized shares of Common Stock, par value $.10 per share, of which 1,907,984 shares were outstanding on January 28, 2000. The Company presently does not have a Preferred Stock authorized.

     Although currently authorized shares may be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock and/or Preferred Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

     The reverse stock split to be voted on by stockholders at the Special Meeting will result in the Company having outstanding approximately 500,000 shares. However, the Board believes that a further increase in the Company's authorized capitalization is necessary in order that the Company will be able to make future acquisitions, mergers or financings. Presently, the Company does not have any firm commitment or understanding for a future stock split or for the issuance of additional shares of Common Stock or Preferred Stock.

     Presently, the Company has only one class of stock, Common Stock, par value $.10 per share. All of such shares are voting shares and have the same voting rights. However, none of such shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future.
The Board may issue the Common Stock for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Common Stock has equal dividend rights and participates equally upon liquidation.

     Upon the approval of the proposal to authorize shares of Preferred Stock, the Company will have 10,000,000 shares of Preferred Stock authorized, of which none will be outstanding. Shares of the Company's Preferred Stock may be issued in various series with terms, rights, voting privileges and preferences to be determined at the discretion of the Board at the time of issuance. All fully paid stock of the Company shall not be liable to call or assessment.

     By adopting the proposed amendment increasing the authorized shares of Common Stock, the Company will have greater flexibility in future financings and sales of securities by the Company and in the possible acquisition of new assets and/or business opportunities.

     The future issuance of Preferred Stock could affect the rights of holders of the Company's Common Stock. The Board will be authorized, without any further action by the stockholders, to determine the voting rights, dividend rights, dividend rates, liquidation preferences, redemption provisions, sinking fund terms, conversion or exchange rights and other rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock and the number of shares constituting any such series. In addition, such Preferred Stock could have other rights, including economic rights senior to the Common Stock, so that the issuance of such Preferred Stock could adversely affect the market value of the Common Stock. The issuance of Preferred Stock may also have the effect of delaying, deferring or preventing a change in control of the Company without any action by the stockholders. The Company has no current plans to issue any Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO CHANGE THE COMPANY'S AUTHORIZED CAPITALIZATION.

                         OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the person named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                     FINANCIAL INFORMATION

     A copy of the Company's financial Statements for the year ended December 31, 1998 nine month period ended September 30, 1999 are attached to this Proxy statement as Attachment "D".

Management's Discussion and Analysis or Plan of Operation

     The following information should be read in conjunction with the financial statements and notes thereto appearing as an attachment to this Proxy Statement.

     The Company is considered a development stage company with no assets or capital and without operations or income for several years. It is anticipated that the Company will require only nominal capital to maintain the corporate viability of the Company and necessary funds will most likely be provided by the Company's officers and directors in the immediate future. However, unless the Company is able to facilitate an acquisition of, or merger with, an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

     In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company related to it business and operations following a successful acquisition or merger.

Plan of Operation

     During the next 12 months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration. However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital, most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

     The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is confident that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.

Risk Factors and Cautionary Statements

     Forward-looking statements in this report are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to advise readers that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including, but not limited to, the following: the ability of the Company to search for appropriate business opportunities and subsequently acquire or merge with such entity, to meet its cash and working capital needs, the ability of the Company to maintain its existence as a viable entity, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

                            GENERAL

     The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services) by mail, telephone, telegraph, cable, or personal discussion. The Company will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy unless the stockholder votes their shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Dale B. Lavigne, at Silver Ramona Mining Company, 211 West Elder Avenue Kellogg, Idaho 83837.

     All shares represented at the Meeting by a proxy will be voted in accordance with the instructions specified in that proxy. Proxies received and marked "Abstain" as to any particular proposal, will be counted in determining a quorum, however, such proxies will not be counted for the vote on that particular proposal. A majority of the shares represented at the meeting is required to ratify any proposal presented. If no instructions are marked with respect to the matters to be acted upon, each proxy will be voted FOR the matter to be voted upon.

     Please complete, date, sign and return the accompanying proxy promptly.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER
HOW LARGE OR SMALL YOUR HOLDING MAY BE.


                              By Order of the Board of Directors



                                   Dale B. Lavigne
                                   Secretary

Kellogg, Idaho
January 31, 2000





                  SILVER RAMONA MINING COMPANY
           211 West Elder Avenue Kellogg, Idaho 83837





  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             PROXY

     The undersigned hereby constitutes and appoints
Duane E. Little and Robert S. Turnbow, with power of substitution, the proxies of the undersigned to attend the special meeting of the stockholders of Silver Ramona Mining Company on February 28, 2000, and any adjournment thereof, and to vote in his, her or its place or stead the stock of the corporation held of record name by the undersigned.

     1. Proposal to empower the Board of Directors to take the necessary corporate action to relocate the domicile of incorporation of the Company from the State of Idaho to the State of Delaware;

          [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

     2. Proposal to effect a reverse stock split of the Company's issued and outstanding common stock on a one (1) share for 3.815968 shares basis.

          [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

     3. Proposal to amend the Company's Articles of Incorporation and change the authorized capitalization to 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock.;

          [   ] FOR      [   ] AGAINST       [   ] ABSTAIN

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR
     PROPOSALS 1, 2 AND 3.


     ________________________      ________________________
     Print Name                    Signature of Stockholder
     ________________________      _________________________
     Number of Shares              Signature if Held Jointly
                                   _________________________
                                   Date

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

     SEND PROXIES TO:
                          Silver Ramona Mining Company
                         c/o 56 West 400 South, Suite 220
                         Salt Lake City, Utah 84101



                                                   ATTACHMENT "A"
                  CERTIFICATE OF INCORPORATION
                                OF
                    SILVER RAMONA MINING, INC.

     FIRST. The name of the corporation is Silver Ramona Mining, Inc., (the "Corporation").

     SECOND. The address, including street number, city, and county of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. A. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000, par value $.001 per share, of which 50,000,000 shares shall be designated
Common Shares and 10,000,000 shares shall be designated Preferred
Shares.

     B. Authority is hereby expressly granted to the Board of Directors of the Corporation (or a Committee thereof designated by the Board of Directors pursuant to the by-laws of the Corporation, as from time to time amended (the "By-Laws")) to issue the Preferred Shares from time to time as Preferred Shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and.. in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of such shares, the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the fall extent now or hereafter permitted by the laws of the State of Delaware.

     FIFTH. The name and mailing address of the incorporator is __________________, ______________________________________________.

     SIXTH.  Election of directors need not be by written ballot.

     SEVENTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation.

     EIGHTH. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Paragraph A of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article EIGHTH or otherwise.

     C. The rights to indemnification and to the advancement of expenses conferred in Paragraphs A and B of this Article EIGHTH shall be contract rights. If a claim under Paragraph A or B of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be it defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise, shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     E. The Corporation may maintain insurance, at the Corporation's expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     F. The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or. at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

     G. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

     TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this ___ day of ________ 2000.



                              _______________________
                              INCORPORATOR



                                                   ATTACHMENT "B"
                   AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is by and between Silver Ramona Mining Company, an Idaho corporation (herein sometimes called the "Idaho Corporation"), and Silver Ramona Mining, Inc., a Delaware corporation (herein sometimes called the "Delaware Corporation").

                      W I T N E S S E T H :

     WHEREAS, the Idaho Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Idaho on May 25, 1967; the total number of shares which it is authorized to issue is 50,000,000 shares of common stock, $.001 par value per share ("Common Stock"), and 10,000,000 shares of preferred stock ("Preferred Stock:); and the total number of shares which are issued and outstanding is 500,000 shares of Common Stock and -0- shares of Preferred Stock;

      WHEREAS, the Delaware Corporation was incorporated on _______, 2000 under the provisions of the General Corporation Law of the/ State of Delaware; it's registered office in Delaware is in the City of Wilmington, County of New Castle; the total number of shares which it is authorized to issue is 50,000,000 shares of Common Stock, $.001 par value per share, and 10,000,000 shares of Preferred Stock; and no shares have been issued;

     WHEREAS, the respective laws of the States of Delaware and Idaho permit the merger of said corporations (herein sometimes called the "constituent corporations")into a single corporation; and

     WHEREAS, it is deemed advisable by the Board of Directors of each of the constituent corporations that the Idaho Corporation be merged with and into the Delaware Corporation;

     NOW, THEREFORE, it is agreed as follows:

     1. The Idaho Corporation as of the Effective Date (as defined herein) shall be merged, pursuant to Section 252 of the General corporation Law of the State of Delaware, with and into the Delaware Corporation (the "Merger"). The Delaware Corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Idaho Corporation.

     2. The Merger shall become effective when this Agreement has been adopted by the Idaho Corporation and by the Delaware Corporation and appropriate documentation has been prepared and filed in accordance with the respective laws of the States of Idaho and Delaware. For operational, accounting and bookkeeping purposes, the time when the Merger shall become effective is referred to herein as the "Effective Date" which shall be the date fixed in accordance with the laws of and the documentation filed with the state of incorporation of the surviving corporation.

     3. After the Effective Date, the surviving corporation shall be governed by the laws of the State of Delaware and its name shall continue to be Ocean Power Corporation. The present Certificate of Incorporation of the Delaware Corporation shall continue to be the Certificate of Incorporation of the surviving corporation. The present By- Laws of the Delaware Corporation shall be and remain the By-Laws of the surviving corporation. The directors and officers of the Idaho Corporation immediately prior to the Effective Date shall be the directors of the surviving corporation upon the Effective Date.

     4. Each share of Common Stock of the Idaho Corporation shall be converted into one share of Common Stock of the surviving corporation. Each warrant, option, right or convertible security which entitles the holder to purchase or convert into a share of Common Stock of the Idaho Corporation shall be converted into a warrant, option, right or convertible security to purchase or convert into one share of Common Stock of the surviving corporation.

     5. Upon the Effective Date, the outstanding certificates for shares of the Idaho Corporation's Common Stock will, until replaced by the surviving corporation, represent the same number of shares of Common Stock of the surviving corporation.

     6. This Agreement may be terminated and abandoned by action of the Board of Directors of the Idaho Corporation or the Delaware Corporation at any time prior to the Effective Date, for any reason whatsoever.

     7. This Agreement, upon being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filed in the office of the Secretary of State of the State of Delaware, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Idaho Corporation, except in so far as it may be continued by statute, shall cease. The point of time at which the constituent corporations shall become a single corporation shall be the Effective Date.

      8. Upon the Effective Date, all and singular rights, capacity, privileges, powers, franchises and authority of each of the constituent corporations, and all property, real, personal and mixed, and all debts, obligations and liabilities due to each of the constituent corporations on whatever account as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in the surviving corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the surviving corporation as though they were the property of the several and respective constituent corporations, and shall not revert or be in any way impaired by reason of the Merger; provided however, that all rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the surviving corporation.

     9. Each constituent corporation agrees that from time to time as when it shall be requested by the surviving corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and to confirm to the surviving corporation title to all of the property, capacity, privileges, powers, franchises, authority, and immunities of the constituent corporation and otherwise to carry out the intent and purposes of this Agreement.

     10. The surviving corporation agrees that it may be served with process in the State of Delaware or in the State of Idaho, in any proceeding for enforcement of any obligation of the Idaho Corporation as well as for enforcement of any obligation of the corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceeding pursuant to Section 30-1-1302 of the Idaho Business Corporation Act and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent in Delaware and the Secretary of State of the State of Idaho as its agent in Idaho to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and by the Secretary of State of the State of Idaho shall be Jill Marie Patterson, 908 Davis Street, McCall, Idaho 83638.

     11. The surviving corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in any of the articles of this Agreement or as the same may hereafter be amended, in the manner now or hereafter provided by the laws of the State of Delaware and all rights of the stockholders of the surviving corporation are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement this____day of _______ 2000.

      SILVER RAMONA MINING, INC.         SILVER RAMONA MINING COMPANY
        a Delaware corporation                an Idaho corporation


      By:___________________________     By:___________________________
                         , President                        , President




                                                   ATTACHMENT "C"
                          Idaho Statutes
                            TITLE  30
                           CORPORATIONS
                            CHAPTER 1
                  GENERAL BUSINESS CORPORATIONS
                             PART 13

                       DISSENTERS' RIGHTS

30-1-1301.  DEFINITIONS. In this part
      (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
      (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 30-1-1302, Idaho Code, and who exercises that right when and in the manner required by sections 30-1-1320 through 30-1-1328, Idaho Code.
      (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
      (5) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
      (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

30-1-1302. RIGHT TO DISSENT. (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions
     (a) Consummation of a plan of merger to which the corporation is a party
                    (i) If shareholder approval is required for the merger by section 30-1-1103, Idaho Code, or the articles of incorporation and the shareholder is entitled to vote on the merger; or
                    (ii) If the corporation is a subsidiary that is merged with its parent under section 30-1-1104, Idaho Code;
          (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;
          (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it
                    (i) Alters or abolishes a preferential right of the shares;
          (ii) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
                    (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
                    (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
                    (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 30-1-604, Idaho Code; or
          (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
      (2) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
      (3) This section does not apply to the holders of shares of any class or series if the shares of the class or series are redeemable securities issued by a registered investment company as defined pursuant to the investment company act of 1940 (15 U.S.C.
80a-15 U.S.C. 80a-64).
      (4) Unless the articles of incorporation of the corporation provide otherwise, this section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange, were listed on the national market systems of the national association of securities dealers automated quotation system or were held of record by at least two thousand (2,000) shareholders on the date fixed to determine the shareholders entitled to vote on the proposed corporate action.

 30-1-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if
          (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
          (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

30-1-1320. NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under section 30-1-1302, Idaho Code, is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.
     (2) If corporate action creating dissenters' rights under
section 30-1-1302, Idaho Code, is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 30-1-1322, Idaho Code.

30-1-1321. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under section 30-1-
1302, Idaho Code, is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights
          (a) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
          (b)  Must not vote his shares in favor of the proposed action.
      (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for his shares under this part.

30-1-1322. DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under section 30-1-1302, Idaho Code, is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 30-1-1321, Idaho Code.
     (2) The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken, and must:
          (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
          (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
          (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;
          (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice in subsection (1) of this section is delivered; and
          (e) Be accompanied by a copy of this part.

 30-1-1323. DUTY TO DEMAND PAYMENT. (1) A shareholder sent a dissenters' notice described in section 30-1-1322, Idaho Code, must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to section 30-1-1322(2)(c), Idaho Code, and, with respect to any certificated shares, deposit his certificates in accordance with the terms of the notice.
     (2) The shareholder who demands payment and, with respect to any certificated shares, deposits his share certificates under subsection (1) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.
      (3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this part.

30-1-1324. SHARE RESTRICTIONS. (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 30-1-1326, Idaho Code.
     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

30-1-1325. PAYMENT. (1) Except as provided in section 30-1-1327, Idaho Code, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 30-1-1323, Idaho Code, the amount the corporation estimates to be the fair value of his shares, plus accrued interest.
     (2) The payment must be accompanied by (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any; (b) A statement of the corporation's estimate of the fair value of the shares; (c) An explanation of how the interest was calculated; (d) A statement of the dissenter's right to demand payment under section 30-1-1328, Idaho Code; and (e) A copy of this part.

30-1-1326. FAILURE TO TAKE ACTION. (1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 30-1-1322, Idaho Code, and repeat the payment demand procedure.

 30-1-1327. AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by section 30-1-1325, Idaho Code, from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under section 30-1-1328, Idaho Code.

30-1-1328. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER. (1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 30-1-1325, Idaho Code, or reject the corporation's offer under section 30-1-1327, Idaho Code, and demand payment of the fair value of his shares and interest due, if
           (a) The dissenter believes that the amount paid under section 30-1-1325, Idaho Code, or offered under section 30-1-1327, Idaho Code, is less than the fair value of his shares or that the interest due is incorrectly calculated;
          (b) The corporation fails to make payment under section 30-1-1325, Idaho Code, within sixty (60) days after the date set for demanding payment; or
          (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.
     (2) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

30-1-1330. COURT ACTION TO DETERMINE SHARE VALUE. (1) If a demand for payment under section 30-1-1328, Idaho Code, remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (2) The corporation shall commence the proceeding in the Idaho district court of the county where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (5) Each dissenter made a party to the proceeding is entitled to judgment (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 30-1-1327, Idaho Code.

 30-1-1331. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under section 30-1-1330, Idaho Code, shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 30-1-1328, Idaho Code.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable
          (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 30-1-
     1320 through 30-1-1328, Idaho Code; or
          (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.
      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to dissenters who were benefitted.



                                                   ATTACHMENT "D"









                   SILVER RAMONA MINING COMPANY


                       FINANCIAL STATEMENTS

                        December 31, 1998









                  INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Silver Ramona Mining Company
Osburn, Idaho


We have audited the accompanying balance sheet of Silver Ramona Mining Company (a development stage company) as of December 31, 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1998 and 1997 and from inception on May 25, 1967 through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Ramona Mining Company (a development stage company) as of December 31, 1998 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and from inception on May 25, 1967 through December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with no significant operating revenues to date which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Jones, Jensen & Company
Salt Lake City, Utah
March 11, 1999

                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
                         Balance Sheet


                             ASSETS

                                                    December 31,
                                                         1998

CURRENT ASSETS

 Cash on hand                                        $     -

  TOTAL ASSETS                                       $     -

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

 Accounts payable                                    $      500

  Total Current Liabilities                                 500

STOCKHOLDERS' EQUITY

 Common stock $0.10 par value; authorized
  3,000,000 shares; 1,907,984 shares issued
  and outstanding                                       190,798
 Additional paid-in capital (deficit)                   (79,494)
 Deficit accumulated during the development stage      (111,804)

  Total Stockholders' Equity (Deficit)                     (500)

  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)                                  $     -





                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
                    Statements of Operations


                                                                  From
                                                              Inception on
                                                                 May 25,
                                 For the Years Ended           1967 Through
                                     December 31,              December 31,
                                 1998           1997             1998

REVENUES                      $    -          $    -          $    -

EXPENSES                         (1,193)         (1,254)       (111,804)

NET LOSS FROM OPERATIONS         (1,193)         (1,254)       (111,804)

NET LOSS                      $  (1,193)      $  (1,254)      $(111,804)

BASIC LOSS PER SHARE          $   (0.00)      $   (0.00)

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING        1,907,984       1,907,984





                    SILVER RAMONA MINING COMPANY
                    (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit)
      From Inception on May 25, 1967 through December 31, 1998

                                                                      Deficit
                                                       Additional   Accumulated
                                                        Paid-In     During the
                                     Common Stock       Capital    Development
                                  Shares     Amount    (Deficit)      Stage

Inception on May 25, 1967            -     $    -     $     -       $     -

Common stock issued for mining
 claims recorded at predecessor
 cost of $0.00 per share        1,200,000    120,000    (120,000)         -

Common stock issued for
 services at $0.10 per share     10,000        1,000        -             -

Common stock issued for
 cash at approximately $0.15
 per share                      697,984       69,798      34,600          -

Net loss from inception on
 May 25, 1967 through
 December 31, 1993                 -            -           -         (105,398)

Balance, December 31, 1993    1,907,984      190,798     (85,400)     (105,398)

Net loss for the year ended
 December 31, 1994                 -            -           -             -

Balance, December 31, 1994    1,907,984      190,798     (85,400)     (105,398)

Net loss for the year ended
 December 31, 1995                 -            -           -             -

Balance, December 31, 1995    1,907,984      190,798     (85,400)     (105,398)

Net loss for the year ended
 December 31, 1996                 -            -           -           (3,959)

Balance, December 31, 1996    1,907,984      190,798     (85,400)     (109,357)

Capital contributed by
 shareholder                       -            -          4,713          -

Net loss for the year ended
 December 31, 1997                 -            -           -           (1,254)

Balance, December 31, 1997    1,907,984    $ 190,798   $ (80,687)   $ (110,611)



                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
    Statements of Stockholders' Equity (Deficit)(Continued)
    From Inception on May 25, 1967 through December 31, 1998

                                                                      Deficit
                                                       Additional   Accumulated
                                                         Paid-In     During the
                                    Common Stock         Capital    Development
                                Shares       Amount     (Deficit)      Stage

Balance, December 31, 1997    1,907,984    $ 190,798   $ (80,687)   $ (110,611)

Capital contributed by
 shareholder                       -            -          1,193          -

Net loss for the year ended
 December 31, 1998                 -            -           -           (1,193)

Balance, December 31, 1998    1,907,984    $ 190,798   $ (79,494)   $ (111,804)


                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
                    Statements of Cash Flows


                                                                       From
                                                                   Inception on
                                                                      May 25,
                                           For the Years Ended     1967 Through
                                               December 31,        December 31,
                                            1998         1997          1998

CASH FLOWS FROM OPERATING
  ACTIVITIES:

 Income (loss) from operations          $  (1,193)   $  (1,254)   $  (111,804)
 Adjustments to reconcile net (loss)
  to net cash (used) by operating
  activities:
  Stock issued for services                  -            -             1,000
 Changes in operating liabilities:
  Increase (decrease) in accounts
   payable                                   -          (3,459)           500

   Net Cash (Used) by
    Operating Activities                   (1,193)      (4,713)      (110,304)

CASH FLOWS FROM INVESTING
 ACTIVITIES:                                 -            -              -

CASH FLOWS FROM FINANCING
 ACTIVITIES:

 Capital contributed by shareholder         1,193        4,713          5,906
 Issuance of common stock for cash           -            -           104,398

   Net Cash Provided by
    Financing Activities                    1,193        4,713        110,304

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                        -            -              -

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                      -            -              -

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD                        $   -        $   -        $     -




                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
              Statements of Cash Flows (Continued)

                                                                      From
                                                                   Inception on
                                                                      May 25,
                                           For the Years Ended     1967 Through
                                                December 31,       December 31,
                                             1998        1997          1998
Cash Paid For:

 Interest                                $   -        $   -        $    -
 Income taxes                            $   -        $   -        $    -

SUPPLEMENTAL SCHEDULE OF
 NON-CASH FINANCING
 ACTIVITIES:

 Stock issued for services               $   -        $   -        $   1,000


                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 1998 and 1997


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

       On May 25, 1967, Silver Ramona Mining Company was incorporated under the laws of Idaho with the purpose of developing mining claims. On the date of incorporation, 3,000,000 shares of $0.10 par value common stock were authorized.

       Operations were never commenced due to a lack of funding and all mining claims were lost.

       The Company has elected a calendar year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting.

       b.  Provision for Taxes

       No provision for income taxes has been made due to the inactive status of the Company.

       c.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       d.  Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

       The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company is seeking a merger with an existing, operating company. In the interim, management is committed to covering all operating and other costs until a merger is completed.

                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
               Notes to the Financial Statements
                   December 31, 1998 and 1997


NOTE 4 - STOCK TRANSACTIONS

       In July 1967, the Board of Directors issued 1,200,000 shares of $0.10 par value common stock for mining claims.
       The claims were recorded at predecessor cost of $0.00 per share.

       In July 1967, the Board of Directors issued 10,000 shares of $0.10 par value common stock for services rendered during the organization of the Company. The services were valued at $0.10 per share.

       On April 30, 1969, the Board of Directors initiated a public offering in which 697,984 shares of $0.10 par value common stock were sold at a gross price of approximately
       $0.15 per share.















                   SILVER RAMONA MINING COMPANY


                       FINANCIAL STATEMENTS

                         September 30, 1999

                            (Unaudited)








                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
                         Balance Sheets

                             ASSETS

                                          September 30,  December 31,
                                             1999           1998
                                          (Unaudited)
CURRENT ASSETS

 Cash                                    $     -         $      -

  TOTAL ASSETS                           $     -         $      -

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

 Accounts payable                        $    2,350      $       500

  Total Current Liabilities                   2,350              500

STOCKHOLDERS' EQUITY

 Common stock $0.10 par value; authorized
  3,000,000 shares; 1,907,984 shares issued
  and outstanding                           190,798          190,798
 Additional paid-in capital (deficit)       (78,048)         (79,494)
 Deficit accumulated during the
  development stage                        (115,100)        (111,804)

  Total Stockholders' Equity (Deficit)       (2,350)            (500)

  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)                      $     -         $      -





                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
                    Statements of Operations
                          (Unaudited)

                                                                       From
                                                                   Inception on
                             For the                For the           May 25,
                       Three Months Ended     Nine Months Ended    1967 Through
                          September 30,          September 30,     September 30,
                        1999        1998       1999        1998         1999


REVENUES             $   -       $   -       $   -       $   -       $     -

EXPENSES                  250         596       3,296         596       115,100

NET LOSS FROM
 OPERATIONS              (250)       (596)     (3,296)       (596)     (115,100)

NET LOSS             $   (250)   $   (596)   $ (3,296)   $   (596)   $ (115,100)

BASIC LOSS PER SHARE $  (0.00)   $  (0.00)   $  (0.00)   $  (0.00)







                      SILVER RAMONA MINING COMPANY
                     (A Development Stage Company)
              Statements of Stockholders' Equity (Deficit)
       From Inception on May 25, 1967 through September 30, 1999

                                                                       Deficit
                                                        Additional   Accumulated
                                                         Paid-In      During the
                                     Common Stock        Capital     Development
                                  Shares      Amount    (Deficit)       Stage

Inception on May 25, 1967            -      $    -      $    -       $     -

Common stock issued for mining
 claims recorded at predecessor
 cost of $0.00 per share        1,200,000     120,000    (120,000)         -

Common stock issued for
 services at $0.10 per share       10,000       1,000        -             -

Common stock issued for
 cash at approximately $0.15
 per share                        697,984      69,798      34,600          -

Net loss from inception on
 May 25, 1967 through
 December 31, 1993                   -           -           -         (105,398)

Balance, December 31, 1993      1,907,984     190,798     (85,400)     (105,398)

Net loss for the year ended
 December 31, 1994                   -           -           -             -

Balance, December 31, 1994      1,907,984     190,798     (85,400)     (105,398)

Net loss for the year ended
 December 31, 1995                   -           -           -             -

Balance, December 31, 1995      1,907,984     190,798     (85,400)     (105,398)

Net loss for the year ended
 December 31, 1996                   -           -           -           (3,959)

Balance, December 31, 1996      1,907,984     190,798     (85,400)     (109,357)

Capital contributed by
 shareholder                         -           -          4,713          -

Net loss for the year ended
 December 31, 1997                   -           -           -           (1,254)

Balance, December 31, 1997      1,907,984   $ 190,798   $ (80,687)   $ (110,611)


                     SILVER RAMONA MINING COMPANY
                    (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit)(Continued)
      From Inception on May 25, 1967 through September 30, 1999

                                                                       Deficit
                                                        Additional   Accumulated
                                                          Paid-In     During the
                                     Common Stock         Capital    Development
                                 Shares      Amount      (Deficit)      Stage

Balance, December 31, 1997     1,907,984   $ 190,798    $ (80,687)   $ (110,611)

Capital contributed by
 shareholder                        -           -           1,193          -

Net loss for the year ended
 December 31, 1998                  -           -            -           (1,193)

Balance, December 31, 1998     1,907,984     190,798      (79,494)     (111,804)

Capital contributed by
 shareholder (unaudited)            -           -           1,446          -

Net loss for the nine months
 ended September 30, 1999
 (unaudited)                        -           -            -           (3,296)

Balance, September 30, 1999
 (unaudited)                   1,907,984   $ 190,798    $ (78,048)   $ (115,100)





                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
                    Statements of Cash Flows
                          (Unaudited)

                                                                       From
                                                                   Inception on
                                       For the           For the      May 25,
                               Three Months Ended Nine Months Ended 1967 Through
                                    September 30,    September 30, September 30,
                                     1999    1998    1999      1998     1999

CASH FLOWS FROM OPERATING
  ACTIVITIES:

 Loss from operations               $(250)  $(596)  $(3,296)  $(596)  $(115,100)
 Adjustments to reconcile net loss
  to net cash (used) by operating
  activities:
  Stock issued for services          -       -         -       -          1,000
 Changes in operating liabilities:
  Increase (decrease) in accounts
   payable                            250     596     1,850     596       2,350

    Net Cash (Used) by
     Operating Activities            -       -       (1,446)   -       (111,750)

CASH FLOWS FROM INVESTING
 ACTIVITIES:                         -       -         -       -           -

CASH FLOWS FROM FINANCING
 ACTIVITIES:

 Capital contributed by shareholder  -       -        1,446    -          7,352
 Issuance of common stock for cash   -       -         -       -        104,398

    Net Cash Provided by
     Financing Activities            -       -        1,446    -        111,750

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                -       -         -       -           -

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD              -       -         -       -           -

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD                 $  -    $  -      $  -    $  -       $   -





                       SILVER RAMONA MINING COMPANY
                      (A Development Stage Company)
                   Statements of Cash Flows (Continued)
                               (Unaudited)

                                                                       From
                                                                   Inception on
                                    For the           For the         May 25,
                             Three Months Ended  Nine Months Ended  1967 Through
                                 September 30,     September 30,   September 30,
                                 1999     1998     1999     1998      1999

Cash Paid For:

 Interest                       $  -     $  -     $  -     $  -     $   -
 Income taxes                   $  -     $  -     $  -     $  -     $   -

SUPPLEMENTAL SCHEDULE OF
 NON-CASH FINANCING
 ACTIVITIES:

 Stock issued for services      $  -     $  -     $  -     $  -     $ 1,000
 Expenses paid on the company's
   behalf by a shareholder      $  -     $  -     $ 1,446  $  -     $ 7,352








                  SILVER RAMONA MINING COMPANY
                 (A Development Stage Company)
               Notes to the Financial Statements
                       September 30, 1999

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

       The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 1999 and 1998 and for all periods presented have been made.

       Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1998 audited financial statements. The results of operations for the periods ended September 30, 1999 and 1998 are not necessarily indicative of the operating results for the full years.